As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-100143

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRUDENTIAL PLC

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Laurence Pountney Hill

London EC4R 0HH

United Kingdom

(Address of Principal Executive Offices)

The Prudential Group Performance Share Plan

The Prudential Business Unit Performance Plan

The Prudential-Jackson Life U.S. Performance Share Plan

(Full Title of the Plan)

Jackson National Life Insurance Company

1 Corporate Way

Lansing, Michigan 48951

(Name and Address of Agent for Service)

517-381-5500

(Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Donald J. Guiney, Esq.

Freshfields Bruckhaus Deringer

65 Fleet Street

London, EC4Y 1HS, England

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary shares	7,500,000	$11.41	$85,575,000	$9,156.53

(1)             Consists of ordinary shares estimated to be granted under The Prudential Group Performance Share Plan and The Prudential Business Unit Performance Plan or issuable upon exercise of options to be granted thereunder in medium term.

(2)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended. Such estimate has been computed based on the average of the high and low sales prices for ADRs of Prudential plc (each representing two ordinary shares) on the New York Stock Exchange on May 18, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2002 (Registration No. 333-100143) (the “Registration Statement”) in connection with The Prudential-Jackson National Life U.S. Performance Share Plan (the “2002 Plan”) is hereby amended to provide that the Registrant has adopted two new incentive plans, The Prudential Group Performance Share Plan (the “2006 Group Plan”), pursuant to which up to 247,247,933 ordinary shares will be granted or deliverable upon exercise of options to be granted by the Registrant thereunder, and The Prudential Business Unit Performance Plan (the “2006 Business Plan”), pursuant to which up to 247,247,933 ordinary shares will be granted or deliverable upon exercise of options to be granted by the Registrant thereunder.

This Registration Statement, as amended, registers a total of 3,000,000 ordinary shares granted or to be granted or deliverable upon exercise of options granted or to be granted under the 2006 Group Plan and 4,500,000 ordinary shares granted or to be granted or deliverable upon exercise of options granted or to be granted under the 2006 Business Plan. The Registration Statement shall remain in effect for purposes of outstanding stock options granted and to be granted under the 2002 Plan.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

Item 8. Exhibits

Exhibit No.

3                                          Memorandum and Articles of Association of Prudential plc*

4                                          The Prudential-Jackson Life U.S. Performance Share Plan*

4.1                                 The Prudential Group Performance Share Plan

4.2                                 The Prudential Business Unit Performance Plan

23                                    Consent of KPMG Audit plc

24                                    Power of Attorney**

* Previously filed as an exhibit to the Registration Statement.

** Previously included on the signature page of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on May 18, 2006.

PRUDENTIAL PLC

By:	/s/ Mark Tucker
Name:	Mark Tucker
Title:	Group Chief Executive

Name	Title

/s/ David Clementi	Chairman
Sir David Clementi

/s/ Mark Tucker	Group Chief Executive, Director
Mark Tucker	(Principal Executive Officer)

/s/ Philip Broadley	Group Finance Director
Philip Broadley	(Principal Financial and Accounting Officer)

/s/Clark Manning	President and Chief Executive of Jackson
Clark Manning	National Life, Director

/s/ Michael McLintock	Chief Executive of M&G, Director
Michael McLintock

/s/ Mark Norbom	Chief Executive of Prudential
Mark Norbom	Corporation Asia, Director

/s/ Nick Prettejohn	Chief Executive of Prudential’s UK and
Nick Prettejohn	European Insurance Business, Director

/s/ Keki Dadiseth	Non-Executive Director
Keki Dadiseth

/s/ Michael Garrett	Non-Executive Director
Michael Garrett

/s/ Bridget Macaskill	Non-Executive Director
Bridget Macaskill

3

Name	Title

/s/ Roberto Mendoza	Non-Executive Director
Roberto Mendoza

/s/ Kathleen O’Donovan	Non-Executive Director
Kathleen O’Donovan

/s/ James Ross	Non-Executive Director
James Ross

/s/ Rob Rowley	Senior Independent Non-Executive Director
Rob Rowley

/s/ Tom Meyer*	Jackson National Life Insurance Company
Tom Meyer	Authorized US Representative

* By: /s/ Andy Jones, Attorney-in-Fact

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